Exhibit 10.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ORDINARY SHARE PURCHASE WARRANT

GENIUS GROUP LIMITED

Warrant Shares: 8,945,000	Issue Date: April 29, 2024

THIS ORDINARY PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Investor or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to 5:00 p.m. (New York City time) on April 29, 2029 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Genius Group Limited, a Singapore public limited company (the “Company”), up to 8,945,000 Ordinary Shares (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

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“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed on a Trading Market, the bid price per Ordinary Share for the time in question (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Ordinary Shares are not then listed for trading on a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of a share of an Ordinary Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” has the meaning set forth in the Note.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, officers or directors of the Company pursuant to any share or equity award plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities, (c) Ordinary Shares issued at prevailing trading prices pursuant to a customary “at-the-market” offering program with H.C. Wainwright & Co. LLC or another sales agent acceptable to the Holder (an “Acceptable ATM”) or (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 1.4 of Exhibit C, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Loan Documents” has the meaning set forth in the Promissory Note.

“Ordinary Shares” means the ordinary shares in the capital of the Company.

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“Ordinary Share Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Promissory Note” means that certain Secured Promissory Note, dated April 29, 2024, by and between the Company, as a borrower and the Holder, as the noteholder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Ordinary Shares are traded on a Trading Market and, if the Ordinary Shares are not traded on a Trading Market, a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means VStock Transfer, LLC, and any successor transfer agent of the Company.

“Warrants” means this Warrant collectively with the other Warrants issued pursuant to the Promissory Note.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Ordinary Shares are not then listed for trading on a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per Ordinary Share under this Warrant shall be $0.41, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600 of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Ordinary Shares on the principal Trading Market as reported by Bloomberg as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

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If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to the Rule 144 (assuming this Warrant is being exercised via cashless exercise), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (A) the earlier of (i) two (2) Trading Days and (ii) the number of days comprising the Standard Settlement Period, in each case after the delivery to the Company of the Notice of Exercise and (B) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Exercise.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (subject to receipt of the aggregate exercise price for the applicable exercise (other than in the case of a cashless exercise)), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company with written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

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v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. In addition, if at any time and from time to time on or after the Issue Date there occurs a reverse stock split involving the Ordinary Shares (each occurrence a “Reverse Stock Split”), then on the eleventh (11th) Trading Day immediately following the effective date of such Reverse Stock Split, the Exercise Price then in effect shall be reduced (but in no event increased) to the arithmetic average of the three (3) daily VWAPs preceding such eleventh (11th) Trading Day.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares or 50% or more of the voting power of the Ordinary Shares (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and the Successor Entity may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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e) Voluntary Adjustment By Company: The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4. Transfer of Warrant; Registration Rights.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers a duly executed Assignment Form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144 promulgated under the Securities Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, to deliver a legal opinion of counsel to the transferor to the effect that the transfer is pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or is a transaction not subject to, the registration requirements of the Securities Act and is in accordance with applicable state securities laws.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

f) Registration Rights. The Holder shall be entitled to the registration rights and other covenants set forth on Exhibit C.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 2(d)(i) and 2(d)(iv), in no event will the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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e) Governing Law; Jurisdiction. Section 12.3, Section 12.4, Section 12.6 of the Promissory Note are incorporated herein by reference and made a part hereof mutatis mutandis.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the holders hereunder including, without limitation, any Notice of Exercise, shall be made in accordance with Section 12.1 of the Promissory Note. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

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l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Disclosure. In no event shall the Company or anyone acting on its behalf furnish any information which constitutes material non-public information to the Holder. The Company understands that the Holder will be effecting transactions in the Ordinary Shares in reliance on the foregoing covenant. In the event that the Company or anyone acting on its behalf violates this Section, it shall promptly, and in no event later than 1 Business Day after such violation, publicly disclose the material, non-public information on a Form 6-K filed with the Commission.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GENIUS GROUP LIMITED

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

To: GENIUS GROUP LIMITED

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	______________________________________
(Please Print)

Address:	______________________________________
(Please Print)

Phone Number:	______________________________________

Email Address:	______________________________________

Dated: _______________ __, ______

Holder’s Signature: _______________________________

Holder’s Address: ________________________________

EXHIBIT C

1.1 Mandatory Registration. Within 30 days after the Issue Date (the “Filing Date”), the Company shall file a Registration Statement (as defined below) under the Securities Act for the resale of the Warrant Shares and use best efforts to cause such Registration Statement to be declared effective within 90 days of the Issue Date (the “Effectiveness Date”). For purposes hereof, “Registration Statement” means any registration statement of the Company on Form F-1 or Form F-3 which covers any of the Warrant Shares pursuant to the provisions of this Exhibit C, including the prospectus included therein, amendments and supplements to such Registration Statement, including post- effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

1.2 Registration Procedures. In connection with the registration of Warrant Shares pursuant to the provisions of this Exhibit C, the Company shall:

(a) prepare and file with the Commission a Registration Statement with respect to such Warrant Shares and cause such Registration Statement to become effective in accordance with Section 1.1;

(b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Warrant Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Warrant Shares in accordance with the intended methods of disposition set forth in such Registration Statement;

(c) at least five (5) Business Days before filing such Registration Statement, prospectus or amendments or supplements thereto, furnish to counsel of the Holder copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d) notify the Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(e) furnish to the Holder such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as the Holder may request in order to facilitate the disposition of the Warrant Shares;

(f) register or qualify such Warrant Shares under such other securities or “blue sky” laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the disposition;

(g) notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) cause such Warrant Shares to be listed on each securities exchange on which the Ordinary Shares are then listed;

(i) otherwise comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Form 20-F and 6-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(j) without limiting paragraph (f) above, cause such Warrant Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of such Warrant Shares in accordance with their intended method of distribution thereof;

(k) notify the Holder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(l) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(m) otherwise take all other steps necessary to effect the registration of such Warrant Shares contemplated hereby and keep the Registration Statement continuously effective until the Holder as disposed of all of the Warrant Shares.

1.3 Liquidated Damages. If: (i) the Registration Statement is not filed on or prior to the Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of the Registration Statement within fifteen (15) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for the Registration Statement to be declared effective, or (iv) the Registration Statement registering for resale all of the Warrant Shares is not declared effective by the Commission by the Effectiveness Date of the Registration Statement, (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Warrant Shares included in such Registration Statement, or the Holders are otherwise not permitted to utilize the prospectus therein to resell such Warrant Shares; or (vi) if the Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c), or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) as a result of which any of the Investors are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions) (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i), (iv) and (vi), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such fifteen (15) calendar day period is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.5% of the product of (x) the number of Warrant Shares issuable upon exercise of this Warrant and (y) the average 7 day VWAP of the Ordinary Shares on the Trading Market on the Event Date (or the applicable monthly anniversary thereof). If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

1.4 From the Issue Date until thirty (30) days following the Effectiveness Date, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than the Prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan or a filing on Form F-3 to register an Acceptable ATM. The foregoing prohibition shall not apply to any Exempt Issuance.

1.5 So long as the Warrants are outstanding, upon any issuance by the Company of any new Ordinary Share Equivalents or if the Company amends or modifies of any outstanding Ordinary Share Equivalent, and such new or modified Ordinary Share Equivalent contains any term that the Holder reasonably believes is more favorable to the holder of such Ordinary Share Equivalent (including a more favorable exercise or conversion price) or with a term in favor of the holder of such Ordinary Share Equivalents that the Holder reasonably believes was not similarly provided to the Holder in this Warrant, then (i) the Holder shall notify the Company of such additional or more favorable term within five (5) Business Day of the issuance or modification (as applicable) of the Ordinary Share Equivalent, and (ii) such term, at Holder’s option, shall become a part of this Warrant. The types of terms contained in another Ordinary Share Equivalent that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion or exercise discounts, conversion or exercise lookback periods, and discounts to the effective price per share. If the Holder elects to have the term become a part of this Warrant, then the Company shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Holder (the “Acknowledgment”) within one (1) Business Day of Company’s receipt of request from the Holder, provided that Company’s failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby. For the avoidance of doubt, this paragraph means among other things, that this Warrant shall be included in any “restrike and reload” or “exercise and reload” transaction offered to holders of any of the Company’s other outstanding warrants.

1.6 For so long as the Warrant remains outstanding, the Company shall have all approvals of its shareholders necessary for the issuance of the Warrant Shares upon exercise of this Warrant. The Company shall hold a meeting of its shareholders once every twelve (12) months or as often as may otherwise be required by applicable law in order to obtain any approval of the Company’s shareholders required under the laws of Singapore or the Company’s constitutional documents for the issuance of Ordinary Shares pursuant to and in accordance with the terms of this Warrant. The failure of the Company to comply with this Section 1.6 shall be deemed an Event and require the Company to pay liquidated damages under Section 1.3

SECURED PROMISSORY NOTE

$5,720,000	April 29, 2024

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Genius Group Limited, a Singapore public limited company (the “Borrower”), hereby unconditionally promises to pay to Investor or its assigns (the “Noteholder,” and together with the Borrower, the “Parties”), the aggregate of all amounts the Noteholder has disbursed to the Borrower pursuant to Section 2 together with all amounts due and payable to the Noteholder as provided in this Promissory Note (the “Note”).

1. Definitions; Interpretation.

1.1 Capitalized terms used herein shall have the meanings set forth in this Section 1.1.

“Advance” means the amount of each disbursement, inclusive of any original issue discount, made by the Noteholder to the Borrower pursuant to Section 2.2 and Section 2.3.

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Anti-Terrorism Laws” means all laws, rules, and regulations of any jurisdiction related to money laundering or financing terrorism including the USA PATRIOT Act, The Currency and Foreign Transactions Reporting Act ( 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“Beneficial Ownership Regulation” has the meaning set forth Section 12.10.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Change of Control” means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) of in excess of 50% of the voting securities of the Borrower, (b) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management or policies of the Borrower or control over the equity interests of such Person entitled to vote for members of the Borrower’s board of directors (“Board of Directors”) of the Borrower on a fully-diluted basis (and taking into account all such voting power that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such equity interests, (c) the Borrower (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person, (d) a replacement at one time of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Borrower of an agreement to which the Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above

“Commission” has the meaning set forth in Section 2.3

“Commitment Period” means the period from the date hereof to May 15, 2024.

“Debt” of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower, and (i) indebtedness of any partnership, unlimited liability company, or unincorporated joint venture in which the Borrower is a general partner, member, or a joint venturer, respectively (unless such Debt is expressly made non-recourse to the Borrower).

“Default” means any of the events specified in Section 11 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 11, would, unless cured or waived, become an Event of Default.

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“Default Premium” has the meaning set forth in Section 12.

“Default Rate” means a per annum rate equal to 18%.

“Event of Default” has the meaning set forth in Section 11.

“Exchange Act” has the meaning set forth in Section 7.9

“Governmental Authority” means the government of the United States of America or any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means each of University of Antelope Valley, Inc. a California corporation, Genius Group USA Inc., GeniusU Limited (a Singapore public limited company), Wealth Dynamics Pte. Ltd. (a Singapore private limited company), E-Squared Education Enterprises (PTY) Ltd (a South African private limited company), Genius Central Singapore Pte Ltd. (a Singapore private limited company), Property Investors Network Ltd. ( a United Kingdom private limited company), Mastermind Principles Limited (a United Kingdom private limited company), Education Angels in Home Childcare Limited (a New Zealand private limited company) and Talent Dynamics Pathway Pty Ltd (a United Kingdom private limited company).

“Guaranty” means the Guaranty dated as of the date hereof for the benefit of the Noteholder whereby each Guarantor unconditionally and irrevocably guarantees the payment and performance of this Note by the Borrower.

“IFRS” has the meaning set forth in Section 7.9.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitutes a business unit or all or a substantial part of the business of, such Person.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

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“Loan” the aggregate of all Advances made to the Borrower under the terms of this Note in a principal amount not to exceed $5,720,000.

“Loan Documents” means this Note, the Security Documents, the Guaranty, the Warrant, and the Side Letter. In addition, each Transaction Document (as defined in the Purchase Agreement) shall be deemed a Loan Document.

“Loan Parties” means the Borrower and each Guarantor.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Loan Parties; (b) the validity or enforceability of the Note or Security Documents; (c) the perfection or priority of any Lien purported to be created under the Security Documents; (d) the rights or remedies of the Noteholder hereunder or under the Security Documents; or (e) the Borrower’s ability to perform any of its material obligations hereunder or under the Security Documents.

“Maturity Date” means the earlier of (a) October 29, 2025, and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 11.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Ordinary Shares” means the ordinary shares in the capital of the Borrower.

“Ordinary Share Equivalents” means any securities of the Borrower or its which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Parties” has the meaning set forth in the introductory paragraph.

“Permitted Debt” means Debt (a) existing or arising under this Note; (b) existing as of the date of this Note and set out in Schedule 1; (c) Debt not to exceed $13,000,000 incurred in connection with the acquisition of Fatbrain AI; and (d) other unsecured Debt owing in the ordinary course of business not to exceed $1,000,000 in the aggregate, provided that in the case of (d), any such Debt is subject to such security agreements and/or security instruments as reasonably requested by the Holder and such Debt does not mature prior to the Maturity Date.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

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“Redemption Value” has the meaning set forth in Section 3.1.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive or country-wide Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by a Sanctions Authority; (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person controlled or 50% owned by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person that is the subject or target of any Sanctions.

“Sanctions” mean all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“SEC Reports” has the meaning set forth in Section 7.9

“Securities Act” has the meaning set forth in Section 7.9

“Security Agreement” means the Security Agreement, dated the date hereof, among the Borrower, University of Antelope Valley, Inc. a California corporation, Genius Group USA Inc., FB Primesource Acquisition LLC and the Noteholder .

“Security Documents” means the Security Agreement, the Singapore Debenture, any debentures and security documents executed by the Company’s United Kingdom subsidiaries per the terms of the Side Letter and any other documents and filings required under any of the foregoing in order to grant the Noteholder a first priority security interest in the assets covered thereby, including all UCC-1 financing statements and deposit account control agreements.

“Side Letter” means the side letter agreement between the Borrower and the Noteholder regarding Section 4.13 of that certain Securities Purchase Agreement between the Borrower and the Noteholder, dated August 24, 2022, as subsequently amended on January 27, 2023, March 28, 2023, April 28, 2023, June 13, 2023, and July 26, 2023 (the “Purchase Agreement”).

“Singapore Debenture” means the Singapore law governed debenture dated December 31, 2022, entered into between the Borrower and each Singapore Subsidiary in favor of the Noteholder.

“Singapore Subsidiary” means GeniusU Limited (a Singapore public limited company), Wealth Dynamics Pte. Ltd. (a Singapore private limited company) and Entrepreneur Resorts Pte. Ltd. (a Singapore private limited company) and Genius Central Singapore Pte Ltd. (a Singapore private limited company).

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“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“Variable Rate Transaction” has the meaning set forth in Section 7.

“Warrant” means the warrant to purchase the Borrower’s ordinary shares issue to the Noteholder on the date hereof.

“Warrant Shares” means the ordinary shares issued or issuable upon exercise of the Warrant.

1.2 Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. This Note is deemed to be a “Transaction Document” for the purposes of the Purchase Agreement

2. Loan Disbursement Mechanics.

2.1 Commitment. Subject to Section 2.2 and Section 2.3, the Noteholder shall make available to the Borrower one or more Advances during the Commitment Period in an aggregate amount not to exceed the Loan.

2.2 Initial Advance. On the date of this Note, the Noteholder shall make an initial Advance of $3,432,000 to the Borrower. The Borrower acknowledges and agrees that such initial Advance shall be disbursed with an original issue discount equal to $432,000 (net availability of $3,000,000 after deduction of such original issue discount). The Borrower further acknowledges and agrees that such original issue discount is fully earned by the Noteholder on the date of this Note and no portion thereof shall be refundable by the Noteholder to the Borrower. Such original issue discount is not a fee for services, but compensation to the Noteholder for the foregone use of money.

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2.3 Subsequent Advance. The Noteholder shall make a subsequent Advance of $2,288,000 within five Business Days after the Borrower files its Annual Report on Form 20-F with the U.S. Securities and Exchange Commission (the “Commission”) in a form acceptable to the Noteholder, provided that such filing is made on or before May 15, 2024. The Borrower acknowledges and agrees that such subsequent Advance shall be disbursed with an original issue discount equal to $288,000 (net availability of $2,000,000 after deduction of such original issue discount). As a condition to the disbursement of such subsequent Advance, the Borrower shall, at least prior to the disbursement date selected by the Noteholder, (i) deliver to the Noteholder a written notice setting out (a) that no Default or Event of Default has occurred and is continuing, or to the knowledge of the Borrower, is expected to occur, (b) that the Borrower’s representations and warranties in Section 8 as of the date of such notice are true and correct in all respects and (c) that all covenants contained in the Side Letter including any post-closing covenants had been complied with and (ii) any debentures and security documents required to be executed by the Company’s United Kingdom subsidiaries shall have been executed and any other requirements related to the granting of security thereto shall have been completed.

3. Payment Dates; Optional Prepayments.

3.1 Payment Dates. The Loan shall be payable in 15 equal consecutive monthly installments of $400,400 (or $240,240 if only the initial Advance has been made to Borrower) beginning on August 29, 2024 and every month thereafter, provided that any such installment may be deferred at the sole discretion of the Noteholder. In any case, all amounts outstanding under this Note, including all principal, accrued and unpaid interest, an additional amount equal to 5% of the original principal amount of each Advance and other amounts payable under the Note (collectively, the “Redemption Value”), shall be due and payable on the Maturity Date, unless otherwise provided in Section 11.

3.2 Optional Prepayments. The Borrower may not prepay the Loan in whole or in part without the prior written consent of the Noteholder.

3.3 Mandatory Repayments.

(a) Upon any sale and/or issuance of debt or equity securities (including, without limitation, Ordinary Shares, Ordinary Share Equivalents, preferred stock, warrants (including any exercise of the Warrant provided such exercise is pursuant to a “restrike” or “exercise and reload” transaction), convertible notes, convertible securities, warrants and Ordinary Shares issued pursuant to “at-the-market” offering programs) of the Borrower or any subsidiary of the Borrower (a “Subsequent Placement”), the Noteholder may, at its option exercisable within 5 days after the public announcement or other notification of any such Subsequent Placement, require the Borrower to prepay a portion of this Note at the Redemption Value equal to 25% (or 15% solely with respect to an “at-the-market” offering program) of the gross proceeds to the Borrower or the applicable subsidiary from such Subsequent Placement. If requested by the Noteholder, in connection with any Subsequent Placement, the Borrower shall, or shall cause the underwriter, placement agent or investors for such Subsequent Placement, to include the repayment of this Note in the funds flow for the closing of such Subsequent Placement, such repayment to come directly by wire transfer of immediately available funds from the underwriter, placement or investors in such Subsequent Placement.

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(b) Upon the occurrence of a Change of Control, the Noteholder may, at its option, exercisable at any time commencing on the public announcement of such Change of Control until the 30th day after the consummation thereof, require the Borrower to repay this Note in full at 115% of the Redemption Value.

(c) Nothing in this Section 3.3 shall be deemed implied consent to any transaction prohibited by the terms of this Note or the other Loan Documents.

3.4 No Reborrowing. No repaid or prepaid hereunder amount may be reborrowed.

4. Security. The Borrower’s performance of its obligations hereunder is secured by a first priority security interest in the collateral specified in the Security Documents.

5. Interest.

5.1 Interest. This Note shall not bear interest; provided, however, upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of each Advance shall, automatically upon the occurrence and during the continuance of such Event of Default, bear interest at a rate equal to eighteen percent (18%) of the amount payable (inclusive of the Default Premium) per annum until such date that the Event of Default is cured or this Note is paid in full (“Default Interest”).

5.2 Payments of Default Interest. Default Interest shall be due and payable in cash on the demand of the Noteholder.

5.3 Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed.

5.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on any Advance shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal. To the extent it may lawfully do so, the Borrower agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Noteholder in order to enforce any right or remedy under any Loan Document.

6. Payment Mechanics.

6.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM (local time in New York City, New York) on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

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6.2 Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding pursuant to the Loan Documents, second to accrued interest (if any), and third to the payment of the principal amount outstanding under the Note.

6.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

6.4 Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Exhibit A each Advance made to the Borrower and each payment or prepayment thereof. The entries made by the Noteholder shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Noteholder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan in accordance with the terms of this Note.

6.5 Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

7. Variable Rate Transactions. For so long as the Note remains outstanding, the Borrower shall obtain the Noteholder’s written consent prior to announcing, effecting, or entering into an agreement, letter of intent, term sheet, engagement letter or other instrument or arrangement to effect, at any time, any issuance by the Borrower or any of its subsidiaries of Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. In addition, the Borrower covenants and agrees that it will not enter into any agreement, undertaking or covenant with a third party that prohibits the Borrower or its subsidiaries from entering into, effecting or announcing a Variable Rate Transaction or similar transaction with the Noteholder or its Affiliates at any time. For purposes of this Note, “Variable Rate Transaction” means a transaction in which the Borrower (i) issues or sells any debt, preferred stock or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Borrower or the market for the Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering,” whereby the Borrower may issue securities at a future determined price, except as otherwise permitted under the Warrant, as set forth below. The Noteholder shall be entitled to obtain injunctive relief against the Borrower to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, the Borrower may enter into and make sales of Ordinary Shares pursuant to an equity line of credit with an acceptable counterparty to the Noteholder or an Acceptable ATM (as defined in the Warrant).

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8. Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

8.1 Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a private limited company duly incorporated, validly existing, and in good standing under the laws of Singapore, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note and the other Loan Documents to which it is a party, and to perform its obligations hereunder and thereunder, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

8.2 Authorization; Execution and Delivery. The execution and delivery of this Note and the other Loan Documents to which it is a party by the Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note and the other Loan Documents to which it is a party.

8.3 No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note or the other Loan Documents to which it is a party.

8.4 No Violations. The execution and delivery of this Note and the other Loan Documents and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower may be bound.

8.5 Enforceability. Each of the Note and the other Loan Documents to which the Borrower is a party is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

8.6 No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note, the other Loan Documents or any of the transactions contemplated hereby or thereby or (b) that would be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under the Note or the other Loan Documents.

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8.7 Anti-Terrorism Laws. The Borrower is, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance in all material respects with Anti-Terrorism Laws.

8.8 Anti-Corruption Laws and Sanctions.

(a) The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower and its directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions and the Borrower is, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b) The Borrower is not, and to the knowledge of the Borrower, no director, officer, employee of the Borrower, or any agent of the Borrower that will act in any capacity in connection with or benefit from the Loan, is a Sanctioned Person.

(c) No use of proceeds of the Loan or other transaction contemplated by this Note will violate any Anti-Corruption Law or applicable Sanctions.

8.9 Reverse Stock Split Approval. The Borrower has obtained any approval of the Borrower’s shareholders necessary for any reverse stock split or similar transaction and this approval remains in full force and effect.

8.10 SEC Reports. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by the Borrower under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the U.S. Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials filed prior to the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has qualified for a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Borrower is not currently, and has never been, an issuer subject to paragraph (i) of Rule 144. The financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Borrower and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Borrower is not aware of any reason why it will not be able to timely file its Annual Report on Form 20-F for the fiscal year ended December 31, 2023.

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8.11 Material Developments. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Borrower nor any subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Borrower’s financial statements pursuant to IFRS or disclosed in filings made with the Commission, (iii) the Borrower has not altered its method of accounting, (iv) the Borrower has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital, and (v) the Borrower has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Borrower stock option plans. The Borrower does not have pending before the Commission any request for confidential treatment of information. Except for the transactions contemplated by the Loan Documents, to the knowledge of the Borrower, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Borrower or its subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Borrower under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Business Day prior to the date that this representation is made.

8.12 Insurance. The Borrower is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Borrower is engaged, including, but not limited to, directors and officers insurance coverage. The Borrower does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

8.13 Acknowledgment Regarding Noteholder’s Purchase of Securities. The Borrower acknowledges and agrees that the Noteholder is acting solely in the capacity of an arm’s length purchaser with respect to the Loan Documents and the transactions contemplated thereby. The Borrower further acknowledges that Noteholder is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to the Loan Documents and the transactions contemplated thereby and any advice given by the Noteholder or any of its representatives or agents in connection with the Loan Documents and the transactions contemplated thereby is merely incidental to the Noteholder’s purchase of the Note. The Borrower further represents to the Noteholder that the Borrower’s decision to enter into this Note and the other Loan Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Borrower and its representatives.

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8.14 Acknowledgment Regarding Noteholder’s Trading Activity. It is understood and acknowledged by the Borrower (i) that the Noteholder has not been asked by the Borrower to agree, nor has any Noteholder agreed with the Borrower, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Borrower, or “derivative” securities based on securities issued by the Borrower or to hold any of such securities for any specified term; (ii) the Noteholder, and counterparties in “derivative” transactions to which the Noteholder is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares which was established prior to the Noteholder’s knowledge of the transactions contemplated by the Loan Documents; (iii) the Noteholder shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) the Noteholder may rely on the Borrower’s obligation to timely deliver Ordinary Shares upon conversion, exercise or exchange, as applicable, of the Note as and when required pursuant to the Loan Documents for purposes of effecting trading in the Ordinary Shares of the Borrower. The Borrower further understands and acknowledges that following the public disclosure of the transactions contemplated by the Loan Documents pursuant to a press release (x) the Noteholder may engage in hedging and/or trading activities at various times during the period that the Note is outstanding and (y) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Borrower at and after the time the hedging and/or trading activities are being conducted. The Borrower acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of any of the Loan Documents.

8.15 Acknowledgment of Dilution. The Borrower acknowledges that the issuance of the Warrant Shares may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions. The Borrower further acknowledges that its obligations under the Loan Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Borrower may have against the Noteholder and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Borrower.

8.16 Rule 144 Tacking. The Borrower agrees that for purposes of the Securities Act and Rule 144 promulgated thereunder, this Note is a security. In the event that, subsequent to the original issuance date of this Note, which is April 29, 2024, this Note is exchanged for or becomes exchangeable for or convertible into, other securities of the Borrower (“Exchange Securities”), then, for purposes of Rule 144, the Noteholder’s holding period for the Exchange Securities shall tack back to the such original issuance date. The Borrower will not take any position to the contrary and will cause its outside legal counsel to issue any legal opinions reasonably required by the Noteholder to give effect to the foregoing.

8.17 Loan. The Borrower and the Guarantors, together with their financial and other professional advisors, had the opportunity to seek other sources of potential financing and, after evaluating such other potential financing options, the Borrower and the Guarantors, together with their financial advisors, determined that the terms of this Note and the other Loan Documents are in the best interest of the Borrower and the Guarantors and that such terms are fair and reasonable to the Borrower and the Guarantors in light of all relevant circumstances.

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8.18 Legal Advice. The Borrower and the Guarantors have received advice from legal counsel of their choosing with respect to this Note, the other Loan Documents and the transactions contemplated hereby.

8.19 Waiver. Borrower and the Guarantors hereby waive any claim, whether in tort, contract or otherwise, that (i) this Note, the other Loan Documents and the transactions contemplated hereby and thereby are usurious, unconscionable, predatory, fraudulent, tortious or violate law and (ii) the Borrower and the Guarantors did not receive reasonably equivalent value for their covenants, agreements, waivers, representations, warranties, releases and acknowledgements set forth in this Note and the other Loan Documents.

9. Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall and shall cause each of its subsidiaries:

9.1 Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.2 Compliance. (a) Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws, and applicable Sanctions.

9.3 Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with IFRS with respect thereto have been provided on its books.

9.4 Notice of Events of Default. As soon as possible and in any event within two 2 Business Days after it becomes aware that an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

9.5 Cash Minimum. Maintain at least $750,000 on deposit in the Borrower and its United States based subsidiaries accounts solely located in the United States, such amount increasing to $1,000,000 in the event that the Advance contemplated by Section 2.3 is disbursed.

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9.6 Further Assurances. Upon the request of the Noteholder, execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the Security Documents.

9.7 Annual Report. File its Annual Report on Form 20-F for its fiscal year ended December 31, 2023 (which shall comport in form and substance to the requirements for Form 20-F and the Exchange Act) on or prior to May 15, 2024 and continue to file all reports required by the Securities Act or the Exchange Act with the Commission (including any applicable financial statements) in a timely manner.

9.8 Universal Shelf. From June 7, 2024, use its best efforts to remain eligible to use Form F-3 and to keep a “universal shelf” on Form F-3 continuously effective.

9.9 Liquidity. From June 6, 2024, maintain in good standing an Acceptable ATM (as defined in the Warrant) or an “equity line of credit” with a counterparty acceptable to the Noteholder with available, accessible and unused capacity of at least $5,000,000 at all times.

9.10 Shareholder Approval. The Borrower shall hold a meeting of its shareholders once every twelve (12) months or as often as may otherwise be required by applicable law in order to obtain any approval of the Borrower’s shareholders required under the laws of Singapore or the Borrower’s constitutional documents for the issuance of Ordinary Shares and Ordinary Share Equivalents and the combination (including by way of reverse stock split) of the outstanding Ordinary Shares into a smaller number of shares (the “Singapore Stockholder Approval”).

10. Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not and shall not permit any subsidiary to:

10.1 Indebtedness. Incur, create, or assume any Debt, other than Permitted Debt.

10.2 Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (a) Liens of the Noteholder pursuant to the Security Documents, (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; and (c) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

10.3 Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

10.4 Repurchase of Ordinary Shares. Repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Ordinary Shares or Ordinary Share Equivalents

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10.5 Payment of other Debt. Repay, repurchase or offer to repay, repurchase or otherwise acquire any Debt, other than this Note in accordance with its terms, and other than regularly scheduled principal and interest payments of Permitted Indebtedness as in effect as of the date hereof, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur.

10.6 No Dividends. Pay cash dividends or distributions.

10.7 No Dispositions. Assign, sell, transfer, license, lease or otherwise dispose of any its assets (including, without limitation, any disposition to any subsidiary that has not executed and delivered the Guaranty and the Security Documents) other than (a) sales of inventory in the ordinary course of business.

10.8 Investments. Make or hold any Investments other than: (a) Investments existing on the date of the Purchase Agreement and that are disclosed in the SEC Reports (provided, for clarity, that neither the Borrower nor any Subsidiary shall increase the size of its Investment in any such Investment existing on the date of the Purchase Agreement other than in accordance with this Note and the other Loan Documents), (b) Investments in cash and cash equivalents held in deposit accounts at U.S. banks, (c) Investments where the Noteholder is provided with a sufficient security interest as determined in the sole discretion of the Noteholder and (d) other Investments that do not exceed $200,000 in the aggregate per calendar year.

10.9 Change of Control. Suffer or permit a Change of Control.

10.10 Subsidiary. Directly or indirectly, form or acquire a new subsidiary unless such subsidiary executes a joinder to the Guaranty and the Security Agreement (or other similar appropriate security documents acceptable to the Noteholder) granting the Noteholder a first priority, perfected security interest in all of its assets.

11. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

11.1 Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount owed when due pursuant to the Loan or any of the Loan Documents and such failure continues for 2 days after written notice to the Borrower.

11.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party to the Noteholder herein or in any other Loan Document is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

11.3 Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in Section 9 or Section 10, or (b) any other covenant, obligation, condition, or agreement contained in this Note or any other Loan Document, other than those specified in clause (a), and such default shall continue unremedied for a period of 10 days after the earlier of the date on which (x) any of the Borrower becomes aware of such failure or (y) written notice thereof shall have been given to the Borrower from Noteholder.

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11.4 Breach of other Loan Documents. Any Loan Party fails to observe or perform any covenant, obligation, condition, or agreement contained in any Loan Document and such default shall continue unremedied for a period of 10 days after the earlier of the date on which (x) any of the Borrower becomes aware of such failure or (y) written notice thereof shall have been given to the Borrower from Noteholder.

11.5 Cross-Defaults. A Loan Party fails to pay when due any of its Debt (other than Debt arising under this Note), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

11.6 Bankruptcy.

(a) A Loan Party commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or a Loan Party makes a general assignment for the benefit of its creditors;

(b) There is commenced against a Loan Party any case, proceeding, or other action of a nature referred to in Section 11.6(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 45 days;

(c) There is commenced against a Loan Party any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 45 days from the entry thereof;

(d) A Loan Party takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 11.6(a), Section 11.6(b), or Section 11.6(c) above; or

(e) A Loan Party is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

11.7 Judgments. One or more judgments or decrees shall be entered against a Loan Party and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

11.8 MAE. There occurs a Material Adverse Effect.

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11.9 Warrants.

(a) The initial Registration Statement (as defined in the Warrant) is not declared effective by the Commission by July 29, 2024, or after such Registration Statement has been declared effective, it ceases to remain continuously effective and available for use by the Noteholder.

(b) The Borrower fails to deliver freely tradeable, unlegended Warrant Shares to the Noteholder by the applicable Warrant Share Delivery Date (as defined in the Warrant) and such failure continues for 3 days thereafter.

11.10 Trading. The suspension (or threatened suspension) from trading or the failure (or threatened failure) of the Ordinary Shares to be trading or listed (as applicable) on a Trading Market for a period of five (5) consecutive Trading Days;

11.11 SEC Filings. The Borrower fails to maintain its registration under Section 12(b) of the Exchange Act or to timely file with the Commission any reports or other filings required to be filed under the Exchange Act or the Securities Act.

11.12 Failure to obtain Singapore Stockholder Approval/failure for approval to remain in full force and effect at all times.

12. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) terminate its commitment to make any Advances hereunder; (b) declare the entire Redemption Value immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies under the Security Documents and/or applicable Law; provided, however, that if an Event of Default described in Section 10.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder. The payment of the Redemption Value pursuant to this Section 12 shall be subject to a premium of 120% of the Redemption Value (the “Default Premium”)

13. Public Disclosure. The Company will disclose the material terms of this Note and the Loan Documents and the transactions contemplated hereby and thereby by not later than 9:00 a.m. on April 30, 2024, or such earlier time as may be required by law, by means of a Report of Foreign Private Issuer on Form 6-K filed with the Commission, which shall be subject to review and comment by the Holder prior to the filing thereof (the “Form 6-K”). Upon the filing of such Form 6-K, the Company represents to the Holder that it shall have publicly disclosed all “material, non-public information” delivered to the Holder by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents at any time prior to the filing thereof.

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14. Miscellaneous.

14.1 Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by email as follows:

(i) If to the Borrower:

Genius Group Limited

8 Amoy Street #01-01

SINGAPORE 049950

Attention of: Roger James Hamilton

Email: roger@geniusgroup.net

With a copy (which shall not constitute notice) to:

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

Attention of: Jolie Kahn

Email: joliekahnlaw@sbcglobal.net

Facsimile No: 866-705-3071Telephone No:516-217-6379

(ii) If to the Noteholder:

Investor

With a copy (which shall not constitute notice) to:

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by e-mail during normal business hours in New York City, New York shall be deemed to have been given when sent (and if sent after normal business hours in New York City, New York shall be deemed to have been given at the opening of the recipient’s business on the next business day).

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14.2 Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel) incurred by the Noteholder in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note and the other Loan Documents and the enforcement of the Noteholder’s rights hereunder and thereunder.

14.3 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York.

14.4 Submission to Jurisdiction.

(a) The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note or the other Loan Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 12.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

14.5 Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note [or the Security Agreement] in any court referred to in Section 12.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

14.6 Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

14.7 Integration. This Note and the other Loan Documents constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

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14.8 Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

14.9 Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

14.10 USA PATRIOT Act. The Noteholder hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Noteholder to identify the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Borrower agrees to provide such information from time to time to the Noteholder.

14.11 Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

14.12 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

14.13 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

14.14 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

14.15 Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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14.16 Taxes. All payments to be made by the Borrower under this Note shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law. The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Noteholder accordingly. If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required. If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Noteholder evidence reasonably satisfactory to the Noteholder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, the Borrower is obligated to indemnify the Noteholder pursuant to this Section 12.16 in the event that a Tax Deduction is required in respect of any payment to be made to the Noteholder under this Note and the company and/or its subsidiaries fail to comply with this Section 12.16. For purposes of this Section 12.16, “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and “Tax Deduction” means any deduction or withholding for or on account of any Tax.

14.17 Indemnification. Subject to the provisions of this Section 14.17, the Borrower will indemnify and hold Noteholder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Noteholder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Noteholder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, awards, orders, penalties and expenses, including all judgments, amounts paid in settlements, court costs, interest and attorneys’ fees and costs of investigation that any such Noteholder Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Borrower in this Note or in the other Loan Documents or (ii) any action instituted against the Noteholder Parties in any capacity, or any of them or their respective Affiliates, by the Borrower, its employees or directors, or any stockholder or creditor of the Borrower or any third-party, arising out of or relating to any of the transactions contemplated by the Loan Documents. For the avoidance of doubt, the indemnification provided herein is intended to and shall cover direct claims brought by the Borrower against the Noteholder Parties. If any action shall be brought against any Noteholder Party in respect of which indemnity may be sought pursuant to this Note, such Noteholder Party shall promptly notify the Borrower in writing, and, except with respect to direct claims brought by the Borrower, the Borrower shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Noteholder Party. Any Noteholder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Noteholder Party except to the extent that (i) the employment thereof has been specifically authorized by the Borrower in writing, (ii) the Borrower has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Borrower and the position of such Noteholder Party, in which case the Borrower shall be responsible for the reasonable fees and expenses of no more than one such separate counsel, which shall be the case with respect to any direct claims by the Borrower. The Borrower will not be liable to any Noteholder Party under this Note (y) for any settlement by a Noteholder Party effected without the Borrower’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is finally judicially determined to be attributable to any Noteholder Party’s breach of any of the representations, warranties, covenants or agreements made by such Noteholder Party in this Note or in the other Loan Documents. The indemnification required by this Section 12.17 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Noteholder Party against the Borrower or others and any liabilities the Borrower may be subject to pursuant to law.

[signature page follows]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of April 29, 2024.

Genius Group Limited

By
Name:
Title:

By its acceptance of this Note, the Noteholder acknowledges and agrees to be bound by the provisions of Section 2.3. Investor

By
Name:
Title:

Exhibit A

Advances and Payments on the Loan

Date of Advance	Amount of Advance (inclusive of original issue discount)	Amount of Principal Paid	Unpaid Principal Amount of the Loan	Name of Person Making the Notation

GUARANTY

THIS GUARANTY (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Guaranty”), dated as of April 29, 2024, is made by the undersigned guarantor (the “Guarantor”) in favor of Investor as the Noteholder (as defined below).

1. Guaranty. In consideration of the substantial direct and indirect benefits derived by the Guarantor from the loan and other extensions of credit made by each of the entities identified as Noteholder (together with their respective successors and assigns, the “Noteholder”) under that certain Senior Secured Promissory Note dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), by and between the Noteholder and Genius Group Limited, a Singapore public limited company (the “Borrower”), the parties hereby agree as follows:

1.1 Capitalized terms used herein but not otherwise defined shall have the respective meanings given such terms in the Note.

1.2 The Guarantor absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the punctual payment, when due, whether at stated maturity, by acceleration or otherwise, of all present and future obligations, liabilities, covenants and agreements required to be observed, performed, or paid by (x) the Borrower under the Note and the other Loan Documents and (y) each other Person that has guaranteed the obligations of the Borrower under the Loan Documents (each an “Other Guarantor” and the Borrower and the Other Guarantors, each a “Loan Party” and collectively, the “Loan Parties”) under each Loan Document to which each such Loan Party may be a party, whether for principal, interest (including interest accrued after the commencement of any insolvency, bankruptcy or reorganization of a Borrower), costs, expenses and fees and agrees to pay any and all costs, fees and expenses incurred by the Noteholder in any way related to the enforcement or protection of the Noteholder’s rights hereunder or under any documents executed in connection with the Note (collectively, the “Obligations”).

1.3 Notwithstanding any provision herein contained to the contrary, the Guarantor’s liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by the Noteholder from the Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

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2. Guaranty of Payment Absolute and Unconditional. This Guaranty is a guaranty of payment and is absolute. The Guarantor agrees that the Noteholder need not attempt to collect any Obligations from any other Loan Party or to realize upon any collateral for all or any part of the Obligations (the “Collateral”) to enforce the obligations hereunder. The preceding sentence means, among other things, Noteholder may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower or any other Loan Party The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Note and the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Noteholder with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor and/or any other Loan Party and one or more Loan Parties may be joined in any such action or actions. The liability of the Guarantor under this Guaranty constitutes a primary obligation and not a contract of surety, and to the extent permitted by law, shall be irrevocable, continuing, absolute and unconditional.

3. Waivers. The Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to any or all of the following:

3.1 Any lack of validity or enforceability of the Obligations or of any agreement or instrument relating thereto.

3.2 Any limitation of liability or recourse in any other Loan Document or arising under any law;

3.3 Any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;

3.4 The taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations

3.5 any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Obligations, including any impairment of Guarantor’s recourse against any Person or collateral;

3.6 Any change in the time, manner or place of payment of, or in any other term of any of the Obligations, or any other amendment or waiver of, or any consent to depart from, the agreements entered into by the parties, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise.

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3.7 Any taking, exchange, release, subordination or non-perfection of any Collateral or the property, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations.

3.8 Promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty, and any requirement that the Noteholder exhausts any right or take any action against any Loan Party or any other person or entity or any Collateral or any of the property. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.8 is knowingly made in contemplation of such benefits.

3.9 Any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations.

3.10 Any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Obligations or any existence of, or reliance on, any representation by the Noteholder that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Guarantor, the Borrower, any Loan Party or any other surety.

3.11 Any suretyship defenses that Guarantor has or would have under applicable law.

3.12 Guarantor represents, warrants, and agrees that, the Obligations are not subject to any offset or defense against the Noteholder, the Borrower or any other Loan Party of any kind, and Guarantor specifically waives its right to assert any such defense or right of offset.

4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Noteholder or any other entity for any reason, including upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

5. Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower, any other Loan Party or other guarantors that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or other guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable to the Noteholder under the Note and the other Loan Documents shall have been indefeasibly paid in full. If any payment is made under this Guaranty by or on behalf of Guarantor (including by way of exercise by Noteholder of any rights and remedies under this Guaranty), after indefeasible payment in full in cash of (i) all Obligations and (ii) all other amounts payable to the Noteholder under the Note and the other Loan Documents, the Noteholder will, at Guarantor’s request and expense, execute and deliver to Guarantor, without recourse or representation or warranty, appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment.

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6. Subordination. If, for any reason, any Loan Party is now or hereafter becomes indebted to Guarantor for debt for borrowed money (such indebtedness and all interest thereon being referred to as the “Affiliated Debt”), such Affiliated Debt shall, at all times be subordinate in all respects to the full payment and performance of the Obligations by such Loan Party, and the Guarantor shall not be entitled to enforce or receive payment thereof until all of the Obligations have been fully paid and performed by the Borrower. The Guarantor agrees that any liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances any Loan Party’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any liens, security interests, judgment liens, charges or other encumbrances upon any Loan Party’s assets securing the payment of the Obligations, and without the prior written consent of the Noteholder, as determined and communicated by the Noteholder, the Guarantor shall not exercise or enforce any creditor’s rights of any nature against any Loan Party to collect the Affiliated Debt. There is no agreement, indenture, contract or instrument to which the Guarantor is subject or by which the Guarantor may be bound that requires the subordination in right of payment of the Obligations under this Guaranty to any other obligations of the Guarantor. In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Loan Party as a debtor, the Noteholder shall have the right and authority, either in its own name or as attorney-in-fact for the Guarantor (and the Guarantor hereby appoints the Noteholder as its attorney-in-fact), to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove the Noteholder’s rights hereunder. Such appointment of the Noteholder as attorney-in-fact is irrevocable and coupled with an interest.

Any sum paid to the Guarantor in violation of this Section 6 shall be held in trust for the benefit of the Noteholder, segregated from other funds of the Guarantor, and promptly paid or delivered to the Noteholder in the same form as so received to be credited against the Obligations. For the avoidance of doubt, and without limiting any other provision of this Guaranty, this Section 6 shall survive the Guarantor’s performance of its obligations hereunder until the Obligations have been satisfied in full in cash by the Borrower.

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7. Insolvency. Should Guarantor become insolvent, or fail to pay its debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law, or become a party to (or be made the subject of) any proceeding provided for by any debtor relief law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights and remedies of the Noteholder granted hereunder, then, in any such event, the Obligations shall be, as between Guarantor, on the one hand, and the Noteholder, on the other hand, a fully matured, due, and payable obligation of Guarantor to the Noteholder (without regard to whether any Loan Party is then in default under the Note or any other Loan Document or whether the Obligations, or any part thereof is then due and owing by any Loan Party to the Noteholder), payable in full by Guarantor to the Noteholder upon demand of the Noteholder, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

8. Representations and Warranties. The Guarantor represents and warrants that the following are true and correct:

8.1 The Guarantor is (i) duly organized or incorporated, as applicable, validly existing and in good standing under the laws of its state of formation or incorporation, as applicable, has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted (ii) duly qualified to conduct business as foreign entity in each jurisdiction in which the nature of its business or property owned by it makes such qualification necessary, and (iii) in compliance with all applicable Laws in all material respects.

8.2 Guarantor has the power and authority, and the legal right, to execute and deliver this Guaranty and to perform its obligations hereunder.

8.3 The execution, delivery and performance of this Guaranty, the performance of Guarantor’s obligations hereunder, and the incurrence of the Obligations, now or hereafter owing (i) have been duly authorized by all necessary limited liability or corporate action, as applicable, on the part of Guarantor in accordance with all applicable Laws and the Guarantor’s constitutional documents and no further action is required by the Guarantor, its members, managers or shareholders, as applicable, in connection herewith or therewith and (ii) do not require any approval or consent of, or filing with, any Governmental Authority or other Person (or such approvals and consents have been obtained and delivered to the Noteholder) and are not in contravention of any provision of Laws applicable to Guarantor.

8.4 The Guarantor has duly executed and delivered this Guaranty. This Guaranty constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and equitable principles generally.

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8.5 Guarantor’s execution, delivery and performance of this Guaranty does not and will not conflict with or constitute a default under (or an event which with notice or lapse of time or both would become a default under) or give to others any rights of termination, acceleration or cancellation of, any indenture, loan or credit agreement, or any lease or other agreement or instrument, to which Guarantor is party or by which it is (or its assets are) bound.

8.6 Guarantor has filed all tax returns which are required to be filed (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received.

8.7 The financial statements and other information pertaining to Guarantor submitted to the Noteholder are true, complete and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

8.8 There is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened, or any basis therefor, which involves a risk of any material judgment or liability not fully covered by insurance (other than any deductible) which is likely to be adversely determined, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor.

8.9 The making of the Loan to the Borrower will result in material benefits to Guarantor.

8.10 The Guarantor is represented by legal counsel and other professional advisers who are, in each case, unaffiliated with the Noteholder, and who by reason of their business or financial have the capacity to protect the Guarantor’s interests in connection with the transactions contemplated by this Guaranty and the other Loan Documents.

8.11 Guarantor (a) has not entered into this Guaranty with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for the Obligations hereunder.

8.12 The Guarantor has received and reviewed the Note and the other Loan Documents.

8.13 Guarantor is not a “foreign person” within the meaning of Section 1445(1)(3) of the Internal Revenue Code.

9. Covenants. The Guarantor covenants and agrees that, until such time as the Obligations shall have been paid in full:

9.1 The Guarantor will cause each other Loan Party to comply with all if its respective obligations under the Loan Documents.

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9.2 Guarantor will not directly or indirectly on or after the date of this Guaranty take any action (or omit to take any action) that would result in a breach of the Note.

10. NOTE. THE NOTE, AND ALL OF THE TERMS THEREOF, ARE INCORPORATED HEREIN BY REFERENCE, THE SAME AS IF STATED VERBATIM HEREIN, AND GUARANTOR AGREES THAT NOTEHOLDER MAY EXERCISE ANY AND ALL RIGHTS GRANTED TO IT UNDER THE NOTE, THE OTHER LOAN DOCUMENTS AND ANY DOCUMENT ENTERED INTO IN CONNECTION THERETO WITHOUT AFFECTING THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY.

11. Indemnification and Survival. Without limitation on any other obligations of Guarantor or remedies of Noteholder under this Guaranty, Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Noteholder from and against, and shall pay within ten (10) Business Days, any and all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and expenses and the allocated costs and disbursements of the Noteholder’s legal counsel) that may be suffered or incurred by the Noteholder in connection with or as a result of any failure of any Obligations to be the legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their terms, except where such failure was caused by the gross negligence or willful misconduct of the Noteholder. The obligations of Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

12. Miscellaneous. The parties further agree as follows:

12.1 Interpretation. If this Guaranty is signed by more than one Person as “Guarantor”, then the term “Guarantor” as used in this Guaranty shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such undersigned Person, jointly and severally and Agent and/or Lender may pursue any Guarantor hereunder without being required (i) to pursue any other guarantor hereunder or (ii) pursue rights and remedies under any collateral instruments and/or applicable law with respect to any collateral securing any Loan Document.

12.2 Expenses. The Guarantor shall pay to the Noteholder, within ten (10) Business Days, the amount of any and all expenses, including, without limitation, attorneys’ fees, legal expenses and brokers’ fees, which the Noteholder may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Noteholder hereunder or with respect to any or all of the Obligations.

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12.3 Waivers, Amendments, Remedies. No course of dealing by the Noteholder and no failure by the Noteholder to exercise, or delay by the Noteholder in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Noteholder. No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Noteholder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Noteholder, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Noteholder from time to time in such order as the Noteholder may elect.

12.4 Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered on the first business day following delivery by electronic means to the applicable party at such party’s address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

Guarantor:

Genius Group Limited

8 Amoy Street #01-01

SINGAPORE 049950

Attention of: Roger James Hamilton

Email: roger@geniusgroup.net

the Noteholder:

Investor

12.5 Term; Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon the Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Noteholder (on behalf of the Noteholder) and its successors and assigns. Upon the payment in full of the Obligations and termination of the Note (i) this Guaranty shall terminate and (ii) the Noteholder will, upon the Guarantor’s request and at the Guarantor’s expense, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

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12.6 Satisfaction of Obligations. For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when the Obligations shall have been indefeasibly paid.

12.7 Successors and Assigns. The benefits of this Guaranty may be assigned or transferred to any assignee of the Noteholder’s rights under the Note. The Guarantor may not assign or transfer its obligations under this Guaranty without the prior written consent of the Noteholder, acting at the instruction of the Noteholder (and any assignment in contravention herewith shall be null and void). For the avoidance of doubt, the Noteholder are express third party beneficiaries of this Guaranty.

12.8 Counterparties, Execution. This Guaranty may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Guaranty may be executed by facsimile signature and delivered by facsimile transmission.

12.9 Governing Law. This Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

12.10 Submission to Jurisdiction. The Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Noteholder, in any way relating to this Guaranty or the transactions contemplated hereby, in any forum other than the courts of the State of New York located in New York City, New York or of the United States District Court for the Southern District of New York and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in the Note shall affect any right that the Noteholder may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantor or its properties in the courts of any jurisdiction.

12.11 Waiver of Venue. The Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in Section 12.10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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12.12 Service of Process. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 12.4 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

12.13 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS GUARANTY, THE NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT SUCH PARTY AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.14 FINAL AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first above written.

UNIVERSITY OF ANTELOPE VALLEY, INC., a California corporation, as a Guarantor

By:
Name:
Title:

Property Investors Network Ltd., a United Kingdom private limited company, as a Guarantor

By:
Name:
Title:

Mastermind Principles Limited,
a United Kingdom private limited company, as a Guarantor

By:
Name:
Title:

E-Squared Education Enterprises (Pty) Ltd,
a South African private limited company, as a Guarantor

By:
Name:
Title:

Wealth Dynamics Pte Ltd, a Singapore private limited company, as a Guarantor

By:
Name:
Title:

GENIUSU Ltd, a Singapore private limited company, as a Guarantor

By:
Name:
Title:

Education Angels in Home Childcare Limited, a New Zealand private limited company

By:
Name:
Title

GENIUS GROUP USA INC., a Delaware corporation, as a Guarantor

By:
Name:
Title

GENIUS Central singapore pte ltd., a Singapore private limited company, a Guarantor

By:
Name:
Title

Talent dynamics pathway pty ltd, a United Kingdom private limited company, as a Guarantor

By:
Name:
Title

[Guarantor Signature Page to Subsidiary Guaranty]

Signature Page to Guaranty

ACCEPTED AND AGREED TO:

INVESTOR, as the Noteholder

By
Name:
Title:

[Signature Page to Subsidiary Guaranty]

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 29, 2024 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by and among Genius Group Limited, a Singapore public limited company, whose address is 8 Amoy Street #01-01SINGAPORE 049950 (the “Company”), the Guarantors from time to time party hereto (such Guarantors, together with the Company, the “Grantors”), in favor of Investor, whose address is 55 Post Road West, 2nd Floor Westport, CT 06880 (the “Secured Party”).

WHEREAS, on the date hereof, the Company has entered into a Secured Promissory Note (as amended, supplemented or otherwise modified from time to time, the “Note”), with the Secured Party, pursuant to which the Secured Party, subject to the terms and conditions contained therein, is to make loans to the Company; and

WHEREAS, the Grantors (other than the Company) have irrevocably and unconditionally guaranteed the Company’s obligations under the Note pursuant to a Guaranty dated as of the date hereof (the “Guaranty”);

WHEREAS, under the terms of this Agreement, each Grantor desires to grant to the Secured Party a security interest in the Collateral, as defined herein, to secure any and all Secured Obligations, as defined herein.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings set forth in the Note. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

2. GRANT OF SECURITY INTEREST.

For value received, each Grantor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Secured Obligations (as defined in Section 3 of this Agreement), a security interest in and pledges and assigns to the Secured Party the following properties, assets, and rights of such Grantor, wherever located, whether such Grantor now has or hereafter acquires an ownership or other interest or power to transfer, and all proceeds and products thereof, and all books and records relating thereto (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment, and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care insurance receivables), chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, and other contracts rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles).

3. SECURED OBLIGATIONS. This Agreement secures the prompt and full performance and payment of all of the indebtedness, obligations, liabilities, and undertakings of each Grantor to the Secured Party, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including, all interest, reasonable and documented fees (including attorneys’ fees), costs, and expenses that such Grantor is hereby or otherwise required to pay and perform pursuant to the Note, this Agreement, or any other Loan Document, by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to such Grantor, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of the Note, the Guaranty, this Agreement, or any other Loan Document, including instruments or agreements executed and delivered pursuant thereto or in connection therewith (the “Secured Obligations”).

4. CHANGES IN LOCATION OF COLLATERAL. Each Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, immediately upon any change in the location of any Collateral and provide the Secured Party with the new location of such Collateral.

5. CHANGES IN GRANTOR. Each Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, at least thirty (30) days before any of the following actions: (a) change in the location of such Grantor’s place of business; (b) change in such Grantor’s name; (c) change in such Grantor’s type of organization; (d) change in such Grantor’s jurisdiction of organization; and (e) change in such Grantor’s corporate structure.

6. TRANSFER OF COLLATERAL. No Grantor shall sell, offer to sell, assign, lease, license, or otherwise transfer, or grant, create, permit, or suffer to exist any option, security interest, lien, or other encumbrance in, any part of the Collateral (except for sales of inventory or in the ordinary course of business), without prior written approval from the Secured Party.

7. GRANTOR REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents, warrants, and covenants that: (a) such Grantor owns or has good and marketable title to the Collateral and no other person or organization can make any claim of ownership of any kind on the Collateral; (b) such Grantor has the full power, authority and legal right to grant the security interest in the Collateral; (c) the Collateral is free from any and all claims, encumbrances, rights of setoff or any other security interest or lien of any kind except for the security interest in favor of the Secured Party created by this Agreement and (d) this Agreement creates in favor of the Secured Party a valid security interest in the Collateral, securing payment of the Secured Obligations, and such security interest is first priority. Each Grantor will defend the Collateral against all claims and demands made by all persons claiming either the Collateral or any interest in it.

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8. GRANTOR COVENANTS AND INSURANCE. Each Grantor hereby grants to the Secured Party the right to enter such Grantor’s property to inspect the Collateral at any reasonable time, provided that the Secured Party gives such Grantor notice within five (5) days of any inspection, however in no case shall notice be required if the Secured Party enters such Grantor’s property for the purposes of remedying a breach of this Agreement as provided in Section 10 of this Agreement. Each Grantor agrees to: (a) maintain the Collateral in good order, repair, and condition at all times; (b) timely pay all taxes, judgments, levies, fees, or charges of any kind levied or assessed on the Collateral; (c) timely pay all rent or mortgage payments of any kind as applicable to any real property upon which any part of the Collateral is located; and (d) have and maintain at all times a hazard insurance policy on the Collateral underwritten by an insurance company, and in an amount, approved by the Secured Party, but in no way shall the amount of insurance be less than the replacement cost of the Collateral. The insurance procured in this Section shall contain a standard Lender’s Loss Payable Clause in favor of the Secured Party, and provide that the Secured Party will receive at least 30 days’ notice of any cancellation of the policy. Each Grantor hereby assigns to the Secured Party all rights to any proceeds of any insurance procured under this Section, and authorizes the Secured Party to receive such payments and execute any and all documents required to receive such payments. If a Grantor fails to provide for the insurance as set out in this Section, the Secured Party, in addition to any remedies as set out in Section 10 of this Agreement, may procure the requisite insurance on the Collateral on its own behalf and charge the Grantors, jointly and severally, with any and all costs of such procurement.

9. PERFECTION OF SECURITY INTEREST. Each Grantor agrees that at any time and from time to time, at the expense of the Grantors, jointly and severally, each Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. Each Grantor hereby authorizes the Secured Party to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, without signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by such Grantor, or words of similar effect. Each Grantor also hereby ratifies any previously filed documents or recordings regarding the Collateral, including but not limited to, any and all previously filed financing statements.

10. REMEDIES. If an Event of Default shall have occurred and be continuing, the Secured Party may do any or all of the following: (a) declare all Secured Obligations immediately due and payable; (b) enter any Grantor’s property where the Collateral is located and take possession of the Collateral without demand or legal process; (c) require each Grantor to assemble and make available the Collateral at a specific time and place designated by the Secured Party; (d) sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with the law; and (e) enforce payment of the Secured Obligations and exercise any rights and remedies available to the Secured Party under law, including, but not limited to, those rights and remedies available to the Secured Party under Article 9 of the UCC.

11. SECURED PARTY RIGHTS. Any and all rights of the Secured Party provided by this Agreement are in addition to any and all rights available to the Secured Party by law, and shall be cumulative and may be exercised simultaneously. No delay, omission, or failure on the part of the Secured Party to exercise or enforce any of its rights or remedies, either granted under this Agreement or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of the Secured Party provided by this Agreement shall inure to the benefit of its successors and assigns.

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12. SEVERABILITY AND MODIFICATION. If any of the provisions in this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of the other provisions in this Agreement. No waiver, modification or amendment of, or any other change to, this Agreement will be effective unless done so in a separate writing signed by the Secured Party.

13. NOTICES. Any notice or other communication required or permitted to be given under this Agreement, including, without limitation, notices under Section 4 and Section 5 of this Agreement, shall be given and shall become effective in accordance with the Note or the Guaranty, as applicable.

14. ENTIRE AGREEMENT. This Agreement (including all documents referred to herein) and the other Loan Documents represent the entire agreement between the Grantors and the Secured Party, and supersede all previous understandings and agreements between the Grantor and the Secured Party, whether oral or written, regarding the subject matter hereof.

15. JURISDICTION. This Agreement will be interpreted and construed according to the laws of the State of New York, including, but not limited to, the UCC, without regard to choice-of-law rules in any jurisdiction.

IN WITNESS WHEREOF, the undersigned Grantor and Secured Party have executed this Security Agreement as of the date first above written.

GRANTORS:
GENIUS GROUP LIMITED

By:
Name:
Title:

UNIVERSITY OF ANTELOPE VALLEY, INC.

By:
Name:
Title:

GENIUS GROUP USA Inc.

By:
Name:
Title:

SECURED PARTY
Investor

By:
Name:
Title:

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Investor

VOTING AGREEMENT

Voting Agreement (this “Agreement”), dated April 29, 2024, by and among Genius Group Limited, a Singapore public limited company (the “Company”) and the Stockholders listed on the signature pages hereto under the heading “Stockholders” (each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, the Company has made a Secured Promissory Note due 2025 (the “Note”) payable to Investor (the “Noteholder”), dated as April 29, 2024, pursuant to which, among other things, the Company has agreed to issue and sell to the Noteholder, and the Noteholder has agreed to purchase, the Note, subject to the terms therein. In connection with the Note, the Company has granted the Noteholder a Warrant (the “Warrant”) pursuant to which the Noteholder has the right to purchase up to 8,945,000 of the ordinary shares in the capital of the Company (the “Ordinary Shares”).

WHEREAS, as a condition to the willingness of the Noteholder to enter into the Note, the Warrant and the other Loan Documents (as defined in the Note) and to consummate the transactions contemplated thereby (collectively, the “Transactions”), the Noteholder has required that each Stockholder agree, and in order to induce the Noteholder to enter into the Note, each Stockholder has agreed, to enter into this Agreement with respect to all the Ordinary Shares now owned and which may hereafter be acquired by the Stockholders or their respective controlled affiliates and any other securities, if any, which such Stockholder or its controlled affiliates is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of stockholders of the Company (the “Other Securities”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDERS

SECTION 1.01. Voting Agreement. Each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, each of the Stockholders shall vote the Ordinary Shares: (a) (i) in favor of a proposal for the allotment and issuance of Ordinary Shares whether by way of rights, bonus or otherwise and the making or grants, agreements or options that might or would require Ordinary Shares to be allotted and issued including but not limited to as required pursuant to the Warrant and (ii) in favor of a reverse stock split involving the Ordinary Shares (the proposals under (i) and (ii) collectively, the “Proposal”); and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Note, the Warrant or the other Loan Documents or which could result in any of the conditions to the Company’s obligations under the Note, the Warrant or the other Loan Documents not being fulfilled. Each Stockholder acknowledges receipt and review of a copy of the Note, the Warrant and the other Transaction Documents.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants, severally but not jointly, to the Noteholder as follows:

SECTION 2.01. Authority Relative to This Agreement. Each Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Ordinary Shares or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, charge, pledge, option, security interest, encumbrance, tax, right of first refusal, preemptive right or other restriction (each, a “Lien”) on any of the Ordinary Shares or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Ordinary Shares or Other Securities owned by such Stockholder are bound.

(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.

SECTION 2.03. Title to the Stock. As of the date hereof, each Stockholder is the owner of the number of shares of Ordinary Shares set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Ordinary Shares represents on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Such Ordinary Shares represents all the securities of the Company owned, either of record or beneficially, by such Stockholder. Such Ordinary Shares is owned free and clear of all Liens or limitations on such Stockholder’s voting rights of any nature whatsoever. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Ordinary Shares or Other Securities owned by such Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Lien of Stock. Each Stockholder hereby covenants and agrees that, until the Lock-Up Expiration Date (as defined below), except as contemplated by this Agreement, such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate, pledge or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any Lien or limitation on such Stockholder’s voting rights of any nature whatsoever with respect to the Ordinary Shares or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Stockholder may assign, sell or transfer any Ordinary Shares or Other Securities provided that any such recipient of the Ordinary Shares or Other Securities has delivered to the Company and the Noteholder or other holder of the Note a written agreement in a form reasonably satisfactory to the Noteholder or other holders of the Note that the recipient shall be bound by, and the Ordinary Shares and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement. For purposes hereof, “Lock-Up Expiration Date” means with respect to each Stockholder, the date that the Company obtains approval of the Proposal.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and such Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Lien or agreement on any of the Ordinary Shares or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. Each Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Third Party Beneficiary; Specific Performance. The Noteholder (and each other holder of the Note) is an express third-party beneficiary of this Agreement and shall have the right to enforce this Agreement against the Company and the Stockholders as if the Noteholder (or each other holder of the Note) was a party hereto. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Noteholder or any other holder of the Note (without being joined by any other Noteholder or holder of the Note) and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained herein and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 4.03. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

SECTION 4.04. Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company without the prior written consent of the Noteholder.

SECTION 4.05. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Notwithstanding the foregoing, nothing herein prevents the Noteholder from commencing an action against a Stockholder or the Company in any court of any jurisdiction outside of the State of New York as the Noteholder deems necessary or appropriate. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three days after the same has been posted) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Noteholder or other holder of the Note shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party. IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

GENIUS GROUP LIMITED

By:
Name:
Title:

[Stockholder Signature Page to Genius Group Voting Agreement]

Roger James Hamilton

Date:

Address:

E-mail address:

[Stockholder Signature Page to Genius Group Voting Agreement]

Michael Moe

Date:

Address:

E-mail address

[Stockholder Signature Page to Genius Group Voting Agreement]

Angie Stead

Date:

Address:

E-mail address

[Stockholder Signature Page to Genius Group Voting Agreement]

Suraj Prakash Naik

Date:

Address:

E-mail address

[Stockholder Signature Page to Genius Group Voting Agreement]

Richard Jay Berman

Date:

Address:

E-mail address

[Stockholder Signature Page to Genius Group Voting Agreement]

Simon Zutshi

Date:

Address:

E-mail address

[Stockholder Signature Page to Genius Group Voting Agreement]

Rajarshi Das

Date:

Address:

E-mail address

[Stockholder Signature Page to Genius Group Voting Agreement]

Eugene

Date:

Address:

E-mail address

[Stockholder Signature Page to Genius Group Voting Agreement]

Peter Ritz

Date:

Address:

E-mail address

APPENDIX A

Stockholder	Ordinary Shares Owned by Stockholder or Controlled Affiliates	Percentage of Stock Outstanding
Roger James Hamilton	8,311,175	4.47%
Suraj Naik	265,626	0.14%
Richard Berman	6,667	0.00%
Simon Zutshi	2,959,518	1.59%
Angie Stead	141,382	0.08%
Michael Moe	5,524,945	2.97%
Eugene	3,249,968	1.75%
Peter Ritz	12,427,876	6.68%
Rajarshi Das	9,827,902	5.28%